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                                                                    EXHIBIT 24.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated May 19,1999 included in SkyWest, Inc.'s Annual Report to Shareholders for the fiscal year ended March 31, 1999. We further consent to the incorporation of our report dated May 19, 1999, incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements No. 33-41285 and No. 33-60173.




/s/ Arthur Andersen LLP
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Arthur Andersen LLP

Salt Lake City, Utah
June 23, 1999